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                                                                     EXHIBIT (5)

                                 January 3, 1996

Ferro Corporation
1000 Lakeside Avenue
Cleveland, OH  44114

Gentlemen:

         We have acted as counsel for Ferro Corporation, an Ohio corporation (the "Company"), in connection with a Registration Statement on Form S-3 (Registration No. 33-63855) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offering from time to time by the Company at an aggregate offering price of up to $300,000,000 of (i) Debt Securities, (ii) Common Stock,
(iii) Preferred Stock, (iv) Warrants, (v) Stock Purchase Contracts, (vi) Stock Purchase Units and (vii) Depositary Shares (each as defined in the Registration Statement and collectively referred to as the "Securities").

         We have reviewed the Registration Statement and the exhibits thereto, and have examined such other documents and matters of law as we have deemed necessary for purposes of this opinion. In rendering this opinion, we have assumed there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Securities, including any Securities that may be issued upon conversion or exchange of any of the Securities.

         Based upon the foregoing, it is our opinion that:

         1. With respect to Debt Securities to be issued under the Senior Indenture (as defined in the Registration Statement), when (a) the terms of such Debt Securities have been duly established by or in accordance with resolutions of the board of directors of the Company authorizing the issuance and sale of the Debt Securities, (b) such Debt Securities have been duly executed by the Company and authenticated by the trustee in accordance with the provisions of the Senior Indenture, and (c) such Debt Securities have been issued and sold by the Company as contemplated in the Registration Statement, the prospectus contained therein and the applicable prospectus supplement, such Debt Securities will constitute valid and binding obligations of the Company and will be entitled to the benefits of the Senior Indenture.

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Ferro Corporation
January 3, 1996
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         2. With respect to Debt Securities to be issued under the Subordinated
Indenture (as defined in the Registration Statement), when (a) the terms of such Debt Securities have been duly established by or in accordance with resolutions of the board of directors of the Company authorizing the issuance and sale of the Debt Securities, (b) such Debt Securities have been duly executed by the Company and authenticated by the trustee in accordance with the provisions of the Subordinated Indenture, and (c) such Debt Securities have been issued and sold by the Company as contemplated in the Registration Statement, the prospectus contained therein and the applicable prospectus supplement, such Debt Securities will constitute valid and binding obligations of the Company and will be entitled to the benefits of the Subordinated Indenture.

         3. When (a) the terms of any offering of shares of Common Stock have been duly established by or in accordance with resolutions of the board of directors of the Company authorizing the issuance and sale of the shares of Common Stock, and (b) such shares so offered have been issued and delivered in the manner and for the consideration contemplated by the Registration Statement, the prospectus contained therein and the applicable prospectus supplement, such shares of Common Stock will be legally issued, fully paid and nonassessable.

         4. When (a) the terms of any particular series of Preferred Stock have been duly established by or in accordance with resolutions of the board of directors of the Company authorizing the issuance and sale of shares of Preferred Stock, and (b) such shares of Preferred Stock so offered have been issued and delivered in the manner and for the consideration contemplated by the Registration Statement, the prospectus contained therein and the applicable prospectus supplement, such shares of Preferred Stock will be legally issued, fully paid and nonassessable.

         5. When (a) the terms of the Warrants have been duly established by or in accordance with resolutions of the board of directors of the Company authorizing the issuance and sale of the Warrants, and (b) the Warrants so offered have been issued and delivered in the manner and for the consideration contemplated by the Registration Statement, the prospectus contained therein and the applicable prospectus supplement, such Warrants will be legally issued and will constitute valid and binding obligations of the Company.

         6. When (a) the terms of the Stock Purchase Contracts have been duly established by or in accordance with resolutions of the board of directors of the Company authorizing the issuance and sale of the Stock Purchase Contracts,
(b) all documentation relating to such Stock Purchase Contracts has been duly authorized by or in accordance with resolutions of the board of directors of the Company and has been duly executed and delivered, and (c) the Stock Purchase Contracts so offered have been issued and delivered in the manner and for the
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Ferro Corporation
January 3, 1996
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consideration contemplated by the Registration Statement, the prospectus contained therein and the applicable prospectus supplement, such Stock Purchase Contracts will be legally issued and will constitute valid and binding obligations of the Company.

         7. When (a) the terms of the Stock Purchase Units have been duly established by or in accordance with resolutions of the board of directors of the Company authorizing the issuance and sale of the Stock Purchase Units, (b) all documentation relating to such Stock Purchase Units, including that relating to arrangements regarding securities constituting part of the Stock Purchase Units, has been duly authorized by or in accordance with resolutions of the board of directors of the Company and has been duly executed and delivered, and
(c) the Stock Purchase Units so offered have been issued and delivered in the manner and for the consideration contemplated by the Registration Statement, the prospectus contained therein and the applicable prospectus supplement, such Stock Purchase Units will be legally issued and will constitute valid and binding obligations of the Company.

         8. When (a) the terms of the Depositary Shares have been duly established by or in accordance with resolutions of the board of directors of the Company authorizing the issuance and sale of the Depositary Shares, (b) all documentation, including the deposit agreement, relating to the Depositary Shares has been duly authorized by or in accordance with resolutions of the board of directors of the Company and has been duly executed and delivered, (c) the Preferred Stock that is represented by the Depositary Shares has been validly issued and delivered to the depositary in accordance with the deposit agreement, and (d) the Depositary Shares have been issued and delivered in the manner and for the consideration contemplated by the Registration Statement, the prospectus contained therein and the applicable prospectus supplement, such Depositary Shares will be legally issued.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included as part of the Registration Statement.

                                               Respectfully submitted,

                                               /s/ Squire, Sanders & Dempsey

                                               Squire, Sanders & Dempsey